Exhibit d.9(a)
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depositary Trust Company or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depositary Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.
Unless this certificate is presented by an authorized representative of The Depositary Trust Company to the issuer or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depositary Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.
Allied Capital Corporation

Series: 3
No. 2	$30,000,000
CUSIP No. 01903Q 207
6.875% Notes Due 2047
     Allied Capital Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $30,000,000 Dollars on April 15, 2047, and to pay interest thereon from March 28, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 15, April 15, July 15 and October 15 in each year, commencing July 15, 2007, at the rate of 6.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1, April 1, July 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series, and up to $230,000,000 aggregate principal amount may be issued if the underwriters’ overallotment option is exercised.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: April 2, 2007	ALLIED CAPITAL CORPORATION
By:

     Attest:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

Allied Capital Corporation
6.875% Notes Due 2047
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 16, 2006 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Third Supplemental Indenture relating to the Securities, dated March 28, 2007, by and between the Company and the Trustee (herein called the “Third Supplemental Indenture”, the Third Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). Any conflict between the Base Indenture and the Third Supplemental Indenture shall be governed and controlled by the Third Supplemental Indenture.
          The Securities of this series are subject to redemption, in whole or in part at any time or from time to time at the option of the Company on or after April 15, 2012, upon not less than thirty (30) days nor more than sixty (60) days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per security plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.
          Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, to the extent applicable.
          If the Company elects to redeem only a portion of the Securities, the Trustee will determine the method for selecting the particular Securities to be redeemed, in accordance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.
          The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities such additional amounts as are necessary so that the net payment by the Company or a paying agent of the principal of and interest on the Security to a person that is a non-U.S. holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Securities had no withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
     (1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:
          (a) is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the United States or has or had a permanent establishment in the United States;
          (b) has or had any connection (other than the mere fact of ownership of a Security) with the United States, including, without limitation, being or having been a citizen or resident of the United States or being treated as being or having been a resident of the United States;
          (c) is or was a foreign or domestic personal holding company, a passive foreign investment company, a controlled foreign corporation with respect to the United States, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax; or
          (d) owns or owned 10% or more of the total combined voting power of all classes of stock of the Company;
     (2) to any holder that is not the sole beneficial owner of the Securities, or a portion thereof, or that is a fiduciary, partnership, limited liability company, or other fiscally transparent entity, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
     (3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Securities (including the statement requirement of Section 871(h) or Section 881(c) of the Code) if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
     (4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by the Company or a paying agent from the payment;

     (5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;
     (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;
     (7) to any tax, assessment or other governmental charge any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any Security, if such payment can be made without such withholding by any other paying agent; or
     (8) in the case of any combination of the above items.
The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided herein, the Company does not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority. In particular, the Company will not pay additional amounts on any Security
•	where withholding or deduction is imposed on a payment to an individual required to be made pursuant to European Union Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to that directive; or

•	presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union.
The term “non-U.S. holder” means a person that is not, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons and the primary supervision of a court in the United States, or (b) that has a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source.
          The Company may redeem the Securities in whole, but not in part, upon not less than thirty (30) days nor more than sixty (60) days written notice by mail at a redemption price equal to the principal amount thereof together with accrued interest, if any, to the date fixed for redemption if we determine that
(a)	as a result of a change in or amendment to the tax laws of the United States or any political subdivision of the United States, or any change in official position regarding application or interpretation of such laws (including a holding by a court of competent jurisdiction in the United States), that is announced or becomes effective on or after March 23, 2007, the Company has or will become obligated to pay additional amounts with respect any Security as described above, or

(b)	on or after March 23, 2007 any action has been taken by a taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the United States or any political subdivision of the United States, including any of those actions specified above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a substantial probability that the Company will become obligated to pay additional amounts with respect to any Security, and in either such case the Company, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to it.
          If the Company exercises its option to redeem the Securities, the Company will deliver to the trustee a certificate signed by an authorized officer stating that it is entitled to redeem the Securities and, in the case of (b) above, the required written opinion of independent legal counsel.
          Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, to the extent applicable.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) calendar days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.